Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-99112 on Form S-8 and Registration Statement No. 333-6859 on Form S-8 of Monterey Bay Bancorp, Inc. of our report dated February 28, 1997, appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 1996.



Deloitte & Touche LLP
San Francisco, California
March 25, 1997


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